CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form N-2 of our report dated May 11, 2020, relating to the financial statements of Angel Oak Dynamic Financial Strategies Income Term Trust, as of May 1, 2020, and to the references to our firm included in or made a part of this Pre-Effective Amendment under the Securities Act of 1933 and Pre-Effective Amendment under the Investment Company Act of 1940 to the Angel Oak Dynamic Financial Strategies Income Term Trust Registration Statement on Form N-2.

Cohen & Company, Ltd.

Cleveland, Ohio

June 24, 2020